UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2016, Goodrich Petroleum Corporation (“Goodrich” or the “Company”) and its subsidiary (together with the Company, the “Debtors”), as a contingency alternative to the Company’s ongoing offers to exchange newly issued shares of its common stock for any and all of its outstanding unsecured notes and any and all of its outstanding preferred stock (the “Exchange Offers”), entered into an agreement (the “Restructuring Support Agreement”) with certain holders (the “Consenting Noteholders”) of the Company’s 8.00% Second Lien Senior Secured Notes due 2018 and 8.875% Second Lien Senior Secured Notes due 2018 (together the “Second Lien Notes”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of, on the one hand, the Debtors, and on the other hand, the Consenting Noteholders, in connection with a restructuring of the Second Lien Notes, the Company’s 3.25% Convertible Senior Notes due 2026, 5.00% Convertible Senior Notes due 2029, 5.00% Convertible Senior Notes due 2032, 5.00% Convertible Exchange Senior Notes due 2032, 8.875% Senior Notes due 2019, 5.375% Series B Cumulative Convertible Preferred Stock, 10.00% Series C Cumulative Preferred Stock, 9.75% Series D Cumulative Preferred Stock, 10.00% Series E Cumulative Convertible Preferred Stock and the Company’s common stock, par value $0.20 per share (the “Restructuring Transaction”) pursuant to a Joint Prepackaged Plan of Reorganization (the “Plan”) to be filed under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”). The Plan will be based on the restructuring term sheet attached to and incorporated by reference in the Restructuring Support Agreement (the “Term Sheet”). The parties have agreed to use reasonable best efforts to proceed with further actions under Chapter 11 no later than April 15, 2016 if the Exchange Offers are unsuccessful.

Pursuant to the terms of the Restructuring Support Agreement, the Consenting Noteholders agreed, among other things, and subject to certain conditions: (a) to vote substantially all notes beneficially owned by such Consenting Noteholder in favor of the Plan; (b) to not withdraw or revoke its vote; (c) following the commencement of the Chapter 11 case, to not (1) object, on any grounds, to confirmation of the Plan, except to the extent that the terms of such Plan are inconsistent with the terms contained in the Term Sheet, or (2) directly or indirectly seek, solicit, support, or encourage (x) any objection to the Plan, or (y) any other plan of reorganization or liquidation with respect to Goodrich; (d) subject to appropriate confidentiality measures or agreements, to cooperate to the extent reasonable and practicable with Goodrich’s efforts to obtain required regulatory approvals of the Plan; and (e) to not take any other action, including, without limitation, initiating any legal proceeding, that is inconsistent with, or that would materially delay consummation of, the transactions embodied in the Plan.

The Company has agreed, among other things, and subject to certain conditions: (a) to commence a Chapter 11 case on or before April 15, 2016; (b) to not file any motion, pleading or other document with the Bankruptcy Court that, in whole or in part, is inconsistent in any material respect with the Restructuring Support Agreement or the Plan; (c) to not incur or suffer to exist any material indebtedness, except indebtedness existing and outstanding immediately prior to the date of the Restructuring Support Agreement, trade payables, and liabilities arising and incurred in the ordinary course of business; and (d) to use its commercially reasonable best efforts to obtain prompt confirmation of the Plan by order of the Bankruptcy Court and, following such confirmation, promptly consummate the transactions embodied in the Plan, in each case within the timeframes specified in the Restructuring Support Agreement and to do all things reasonably necessary and appropriate in furtherance of the transactions embodied in the Plan.

The Term Sheet contemplates that the Debtors will reorganize as a going concern and continue their day-to-day operations substantially as currently conducted. Specifically, the material terms of the Plan are expected to effect, among other things, subject to certain conditions and as more particularly set forth in the Term Sheet, upon the effective date of the Plan, a substantial reduction in the Debtors’ funded debt obligations (including $175 million of face amount of the Second Lien Notes). Certain principal terms of the Term Sheet are outlined below.

•	Each holder of an allowed priority claim (other than a priority tax claim or administrative claim) shall receive either: (a) cash equal to the full allowed amount of its claim or (b) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Consenting Noteholders;

•

Each holder of a secured claim (other than a priority tax claim, senior credit facility claim, or Second Lien Notes claim) shall receive, at the Debtors’ election and with the consent of the Consenting

Noteholders, either: (a) cash equal to the full allowed amount of its claim, (b) reinstatement of such holder’s claim, (c) the return or abandonment of the collateral securing such claim to such holder, or (d) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Consenting Noteholders; and

•	Holders of the Second Lien Notes shall receive their pro rata share of 100% of the new membership interests in the reorganized Company (the “New Equity Interests”), subject to dilution from shares issued in connection with a proposed long-term management incentive plan for the reorganized Company, which shall initially provide for grants of New Equity Interests in an aggregate amount equal to 9% of the total New Equity Interests.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the consummation of the Exchange Offers by no later than April 10, 2016, the failure to meet specified milestones related to filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. There can be no assurance that a Restructuring Transaction will be consummated.

The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, nor should the information contained herein or in the Restructuring Support Agreement be relied on for any purpose with respect to the Plan. The foregoing description of the Restructuring Support Agreement and the Term Sheet is qualified in its entirety by reference to the Restructuring Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Restructuring Support Agreement and term sheet, dated March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

April 1, 2016	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restructuring Support Agreement and term sheet, dated March 28, 2016.